SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                           FIRST UNITED BANCORPORATION

                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid

      Fee paid previously with preliminary materials

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                           FIRST UNITED BANCORPORATION
                              304 North Main Street
                         Anderson, South Carolina 29621


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 22, 1997


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First United Bancorporation, a South Carolina corporation (the "Company"), will be held at the main office of Anderson National Bank, 304 North Main Street, Anderson, South Carolina at 5:30 p.m., Anderson, South Carolina time, on April 22, 1997, for the following purposes:

      (1) To elect ten directors of the Company, with four to serve one-year terms; two to serve two-year terms, and four to serve three-year terms;

      (2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Company at the close of business on March 14, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (864) 224-1112. IF YOU ARE A RECORD HOLDER OF SHARES AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD SHAREHOLDER AT ANY TIME BEFORE IT IS EXERCISED.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                    By Order of the Board of Directors



                                    Mason Y. Garrett
                                    President

Anderson, South Carolina
April 4, 1997

                           FIRST UNITED BANCORPORATION
                              304 North Main Street
                         Anderson, South Carolina 29621


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 22, 1997

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of First United Bancorporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the main office of Anderson National Bank, 304 North Main Street, Anderson, South Carolina at 5:30 p.m., Anderson, South Carolina time on April 22, 1997 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone, telegraph or other electronic means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders on or about April 4, 1997.

      The Company has its principal executive offices at 304 North Main Street, Anderson, South Carolina 29621. The Company's telephone number is (864) 224-1112.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1996, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First United Bancorporation, 304 North Main Street, Anderson, South Carolina 29621, Attention: William B. West, Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its $1.67 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 14, 1997 (the "Record Date"), the Company had issued and outstanding 2,590,958 shares of Common Stock, which were held of record by approximately 619 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. Once a quorum is present at the meeting, any subsequent departure of shares prior to adjournment of the meeting will not destroy the quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. The Company will issue a press release if the meeting is adjourned, informing shareholders of the time and place where the meeting will be reconvened. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is established at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      All other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting require that the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against the proposal, provided a quorum has been established.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as accountants for the fiscal year ending December 31, 1997. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

      Any shareholder of the Company desiring to present a proposal for action at the 1998 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 15, 1997. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 14, 1997, the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

Name (and address                      Number of Shares              Percent of
of 5% shareholders)                 Beneficially Owned (1)             Class
-------------------                 ----------------------          --------
Mason Y. Garrett
  1601 North Boulevard                 452,119    (2)                   17.5
  Anderson, SC 29621
James G. Bagnal, III                    33,186    (3)                    1.3
Dan C. Breeden, Jr.                      6,159    (4)                    0.2
Irvin L. Cauthen                        98,605    (5)                    3.8
Ronald K. Earnest                       25,064    (6)                    1.0
J. Berry Garrett                       120,279    (7)                    4.6
Randolph V. Hayes                       35,847    (8)                    1.4
J. Donald King, Sr.                     26,372    (9)                    1.0
Roy D. Little                            6,078   (10)                    0.2
T. Ree McCoy, Jr.                      122,131   (11)                    4.7
G. Weston Nalley                        41,100   (12)                    1.6
Robert V. Pinson                        11,595                           0.4
Donald C. Roberts, M.D.                 37,292   (13)                    1.4
Harold P. Threlkeld                      8,746   (14)                    0.3
William B. West                         30,376   (15)                    1.2
Frank W. Wingate                         7,161   (16)                    0.3

All Executive Officers and
Directors as a
Group (16 persons)                   1,062,110                          40.9
-----------------------
(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares owned by such individual. Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) held by such person or group.

(2) Includes 10,052 shares held by Edgar Norris for Mr. Garrett's IRA; 155,267 shares held as custodian for Mr. Garrett's children; 11,728 shares owned by Mr. Garrett's wife; 8,352 shares owned by the Garrett Motel Trust; 11,099 shares held by a trust for the benefit of an immediate family member sharing the same household of which Mr. Garrett is the settlor, but is not a trustee, cannot revoke the trust, and has no investment control over the trust; 36,566 shares subject to presently exercisable stock options; and 3,804 shares held as custodian for Mr. Garrett's grandchildren.
(3) Includes 12,115 shares held by Smith Barney as Custodian for Mr. Bagnal's IRA and 21,071 shares subject to presently exercisable stock options.
(4)    Includes 794 shares owned by Breeden Investment Co., L.P.
(5)    Includes  49,448  shares  held by  Plez-U-Stores,  which  is owned by Mr.
       Cauthen.
(6)    Includes 19,592 shares subject to presently exercisable stock options.
(7) Includes 2,585 shares owned by Mr. Garrett's wife; 13,461 shares held as custodian for Mr Garrett's children; 28,597 shares held by Mr. Garrett's brother as custodian for Mr. Garrett's children; 44,039 shares held as custodian for Mr. Garrett's brother; and 8,352 shares owned by the Garrett Motel Trust.
(8) Includes 22,976 shares held by Ralph Hayes Motors, and 12,500 shares held by Edgar Norris & Co., as Custodian for Mr. Hayes' IRA.
(9)    Includes 5,384 shares held by Mr. King's wife.
(10)   Includes 6,078 shares subject to presently exercisable stock options.
(11) Includes 30,332 shares held by T. Ree McCoy & Son, Inc. and 7,962 shares owned by Mr. McCoy's wife.
(12) Includes 6,314 shares held by Mr. Nalley's wife and 6,314 shares held as custodian for his daughter.
(13) Includes 25,534 shares held by Edgar Norris and Company as Trustee for Donald C. Roberts, M.D., P.A., Profit Sharing Plan.

(14)   Includes 3,387 shares owned by Mr. Threlkeld's wife.
(15) Includes 973 shares owned by Mr. West's wife; 2,599 shares held by BB&T, as Custodian for Mr. West's IRA; and 24,378 shares subject to presently exercisable stock options.
(16) Includes 1,767 shares held by J. C. Bradford, as custodian for Mr. Wingate's IRA; and 5,394 shares subject to presently exercisable stock options.

       The Company has granted options to purchase 238,091 shares of Common Stock to certain executive officers and significant employees.

                              ELECTION OF DIRECTORS

       The Board of Directors has, by resolution, fixed the number of directors at 15, and ten directors will be elected at the Annual Meeting. The Company has a classified Board of Directors and only a portion of the entire Board is elected each year. The number of directors in each class should be as nearly equal as possible. However, as a result of additions to and retirements from the Board over the past several years, the number of directors in the 1997 class has become disproportionately large. Therefore, to return the classes to more nearly equal numbers of directors, the terms of the ten directors nominated by the Board for election at the 1997 Annual Meeting will be apportioned as follows: each of James G. Bagnal, III, Ronald K. Earnest, Frank W. Wingate and J. Donald King, Sr. will be elected to serve for a one-year term expiring in 1998; each of Donald C. Roberts, M.D. and G. Weston Nalley will be elected to serve for a two-year term expiring in 1999; and each of Mason Y. Garrett, Dan C. Breeden, Jr., T. Ree McCoy, Jr. and Robert V. Pinson will be elected to serve for a three-year term expiring in 2000. Allocating the terms of the ten nominees in this manner will result in the class of 1998 having five directors, the class of 1999 having six directors, and the class of 2000 having four directors. The newly elected directors will serve until the end of the terms set forth above or until their successors are elected and qualify to serve. Each of the ten nominees is currently a director of the Company and has served continuously since first becoming a director.

       Should any of the above-named nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the proposed directors will be unable or unwilling to serve if elected.

                                   MANAGEMENT

       The following table sets forth certain information with respect to the directors and executive officers of the Company.

                                                 Principal                         Director         Term
           Name (Age)                           Occupation                           Since         Expires
                                                                                     (**)

*James G. Bagnal, III         Senior Vice President of the Company,                  1987          1997
(52)                          President and Chief Executive Officer of
                              Spartanburg National Bank(1)

*Dan C. Breeden, Jr.          Chief Financial Officer of Johnson                     1996          1997
(41)                          Development Associates, Inc. (Real Estate
                              Development and Property Management)(2)

Irvin L. Cauthen              President and Owner, Plez-U-Stores                     1985          1998
(63)                          (Convenience Stores), Chairman of the
                              Board, Travelers Petroleum, Inc. (Gasoline
                              Sales)(3)

*Ronald K. Earnest            Senior Vice President of the Company and               1993          1997
(42)                          President and Chief Executive Officer of
                              Anderson National Bank(4)


                                        4






J. Berry Garrett              Partner, Garrett & Garrett                             1995          1999
(45)                          (Construction and Real Estate)(5)

*Mason Y. Garrett             Chairman of the Board, President and Chief             1984          1997
(54)                          Executive Officer of the Company,
                              Chairman of the Board of Anderson
                              National Bank, Spartanburg National Bank
                              and Community Bank of Greenville, N.A.
                              and Chairman of the Board and Chief
                              Executive Officer of Quick Credit
                              Corporation (6)

Randolph V. Hayes             President, Ralph Hayes Motors (Toyota                  1984          1999
(51)                          Dealer)(7)

*J. Donald King, Sr.          President of Inter-Serv, Inc. (Consumer                1993          1997
(63)                          finance company) (8)

Roy D. Little                 President and Director of Quick Credit                    -             -
(48)                          Corporation (9)

*T. Ree McCoy, Jr.            President, T. Ree McCoy & Son                          1985          1997
(66)                          (Construction and Real Estate)(10)

*G. Weston Nalley             Director of Leasing, Nalley Commercial                 1990          1997
(33)                          Properties(11)

*Robert V. Pinson             Business Manager, Littlejohn Holding                   1993          1997
(57)                          Company (12)

*Donald C. Roberts, M.D.      Surgeon (retired)(13)                                  1984          1997
(63)

Harold P. Threlkeld           Attorney(14)                                           1984          1999
(57)

William B. West               Senior Vice President, Chief Financial                 1985          1999
(47)                          Officer, Secretary and Treasurer of the
                              Company, Executive Vice President and
                              Cashier of Anderson National Bank,
                              Cashier of Spartanburg National Bank,
                              Treasurer of Quick Credit Corporation, and
                              Cashier of The Community Bank of
                              Greenville, N.A. (15)

*Frank W. Wingate             Senior Vice President of the Company and               1996          1997
(36)                          President and Chief Executive Officer of
                              The Community Bank of Greenville, N.A.
                              (16)


----------------
*     Nominee for election to the Board of Directors.
** Years of service on the Board of Directors include prior service on the Board of Directors of Anderson National Bank (for those persons who are directors of the Anderson National Bank).

      (1) James G. Bagnal, III serves as President and Chief Executive Officer of Spartanburg National Bank (the "Spartanburg Bank"), and has served in such capacities since the Spartanburg Bank's formation, and has been employed by the Company since August 1987, as an organizer of the Spartanburg Bank. Mr. Bagnal also serves as a director of Quick Credit Corporation. From 1972 to August 1987, Mr. Bagnal was employed in various positions with Southern Bank and Trust Company (which was acquired by First Union Corporation in 1986), most recently as a Senior Vice President in charge of a three-county area (including Spartanburg County).

      (2) Dan C. Breeden serves as a director of the Spartanburg Bank. Mr. Breeden has served as Chief Financial Officer of Johnson Development Associates, Inc. for the past five years.

      (3) Irvin L. Cauthen serves as a director of Anderson National Bank (the "Anderson Bank"). Mr. Cauthen has served as President and Owner of Plez-U-Store and Chairman of the Board of Travelers Petroleum, Inc. for the past five years.

      (4) Ronald K. Earnest serves as President and Chief Executive Officer of the Anderson Bank and as Senior Vice President of the Company. From 1990 until 1992, when he was employed by the Anderson Bank, Mr. Earnest was Chief Financial Officer of Consolidated Glass and Mirror Corporation, Glaxco, Virginia. Prior to that, from 1989 to 1990, Mr. Earnest was a Vice President and the Area Executive of First Union National Bank, Mt. Airy, North Carolina.

      (5) J. Berry Garrett has served as partner-in-charge of Administration and leasing for Garrett & Garrett Fountain Inn, South Carolina since 1984. Prior to becoming a partner in Garrett & Garrett he served as an associate in charge of administration from 1974 to 1983. Mr. Garrett also serves as a director of The Community Bank of Greenville, N.A. (the "Greenville Bank").

      (6) Mason Y. Garrett has served as President, Chief Executive Officer and a director of the Company since its organization in November, 1987. Mr. Garrett served as Chairman of the Board, President, Chief Executive Officer and director of the Anderson Bank from 1984 to August, 1993 and presently serves as Chairman of the Board. Mr. Garrett also serves as Chairman and Chief Executive Officer of Quick Credit Corporation and as Chairman of the Boards of Directors of the Spartanburg Bank and the Greenville Bank. From September 1983 to March 1984, Mr. Garrett served as President of Anderson Financial Group, the organizer of the Anderson Bank. From 1982 to September 1983, Mr. Garrett served as a Senior Vice President and Regional Executive of Southern Bank and Trust Company. From 1978 to 1982, Mr. Garrett was President and Chief Executive Officer of Carolina National Bank, Easley, South Carolina.

      (7) Randolph V. Hayes also serves as a director of the Anderson Bank. Mr. Hayes has served as President of Ralph Hayes Motors for the past five years.

      (8) J. Donald King, Sr. also serves as a director of the Anderson Bank. Mr. King is President of Inter-Serv, Inc., a consumer finance company. Prior to retirement in 1984, he was President of King Oil Co., Inc. in Anderson.

      (9) Roy D. Little served as a Senior Executive of World Acceptance Corporation, a consumer finance company, prior to being employed as President of Quick Credit Corporation.

      (10) T. Ree McCoy, Jr. also serves as a director of the Anderson Bank. Mr. McCoy has served as President of T. Ree McCoy & Son for the past five years, and as President of FUTURE, INC. and TRIMEN, Inc. for the past five years.

      (11) G. Weston Nalley serves as a director of the Company. Mr. Nalley has served as Director of Leasing of Nalley Commercial Properties for the past four years. Prior to this, Mr. Nalley was in the Officer Training Program of South Carolina National Bank. Mr. Nalley also serves as a director of the Greenville Bank.

      (12) Robert V. Pinson also serves as a director of the Spartanburg Bank. Mr. Pinson has served as Business Manager of Littlejohn Holding Company for the past five years.

      (13) Donald C. Roberts, M.D., Retired, also serves as a director of the Anderson Bank. Prior to his retirement in 1995, Dr. Roberts was a surgeon.

      (14) Harold P. Threlkeld also serves as a director of the Anderson Bank. Mr. Threlkeld has been an attorney for the past five years, practicing as a sole practitioner.

      (15) William B. West also serves as a director of the Anderson Bank and the Greenville Bank and has served as Executive Vice President and Cashier of the Anderson Bank since May 1984. From July 1980 to May 1984, Mr. West served as a Vice President and Cashier of Republic National Bank, Columbia, South Carolina.

      (16) Frank W. Wingate serves as President and Chief Executive Officer of the Greenville Bank and has served in such capacity since the Greenville Bank's formation. From March, 1995, until opening of the Greenville Bank, Mr. Wingate was employed with the Company as an organizer of the Greenville Bank. Mr. Wingate also serves as a Director of Quick Credit Corporation. From 1989 through March, 1995, Mr. Wingate was employed in various positions with Bank South, N.A., Atlanta, Georgia, most recently as Division Manager of the Financial Institutions Division.

      J. Berry Garrett and Mason Y. Garrett are brothers. No other immediate family relationships exist among the above-named directors or executive officers of the Company.

Meetings of the Board of Directors and Committees.

      The Company

      The Board of Directors of the Company held four regular meetings in 1996. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Directors of the Company, except salaried officers of the Banks, presently receive $3,500 per year in directors' fees. Members of the Executive Committee and the Compensation Committee, except salaried officers, presently receive $350 per committee meeting.

      The Company has an audit committee consisting of Irvin L. Cauthen, T. Ree McCoy, Jr., Randolph V. Hayes, Robert V. Pinson, Harold P. Threlkeld, and Dan C. Breeden, Jr. The Audit Committee held four meetings in 1996. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors and reviews the scope and the results of the audit by the Company's independent auditors. This committee also reviews the scope and the results of the audits of the Company's internal audit department and other
matters  pertaining  to  the  Company's   accounting  and  financial   reporting
functions.

      The Company has a compensation committee consisting of Mason Y. Garrett, Irvin L. Cauthen, G. Weston Nalley and Robert V. Pinson. The Compensation Committee met once in 1996. The Compensation Committee evaluates the performance of the executive officers of the Company and recommends to the Board of Directors adjustments in compensation for the executive officers.

      At the present time, the Company does not have a standing nominating committee of the Board of Directors, or committees performing similar functions.

      The Banks

      Directors of the Anderson Bank and the Spartanburg Bank (other than directors who also serve as salaried officers) presently receive $3,500 per year in directors' fees. Directors of the Greenville Bank receive no compensation. During 1996, the Boards of Directors of each of the Spartanburg Bank and the Anderson Bank met twelve times. During 1996, the Board of Directors of the Greenville Bank met 9 times.

                             EXECUTIVE COMPENSATION

Compensation

      The following table sets forth the compensation paid by the Company for the fiscal year ended December 31, 1996, to the chief executive officer of the Company and other officers of the Company and its subsidiaries whose aggregate salary and bonus compensation exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE

                                                                                                       Number of
                                                                                                      Securities
                                                                               Annual                 Underlying        All Other
                                                                          Compensation(1)               Options          Compen-
Name and Principal Position                                Year         Salary      Bonus                Awarded         sation(2)

Mason Y. Garrett                                           1996       $110,229       $15,026                -0-          $23,227
   Chairman of the Board, President and                    1995        105,000        23,100                -0-           20,511
   Chief Executive Officer of the                          1994         95,000        21,519                -0-           16,609
   Company; Chairman of the Board of
   the   Anderson Bank, the Spartanburg
   Bank and the Greenville Bank;
   Chairman of the Board and  CEO of
   Quick Credit  Corporation

James G. Bagnal, III                                       1996       $108,500       $26,135                -0-          $13,212
   Director, Senior Vice President of the                  1995        103,173        18,600                -0-           12,719
   Company; President and Chief                            1994         98,580        13,193                -0-           12,359
   Executive Officer of the Spartanburg
   Bank; Director of Quick Credit
   Corporation

William B. West                                            1996        $92,147       $32,622                -0-          $11,438
   Director, Senior Vice President and                     1995         87,862        23,475                -0-           10,724
   Chief Financial Officer,                                1994         84,053        13,995                -0-           10,172
   Secretary/Treasurer of the Company;
   Director, Executive Vice President and
   Cashier of the Anderson Bank; Cashier
   of the Spartanburg Bank; Director and
   Cashier of the Greenville Bank;
   Director and Secretary/Treasurer of
   Quick Credit Corporation

Roy D. Little                                              1996       $124,583       $   -0-                -0-           $4,826
   President and Director of  Quick                        1995        120,000        20,000                -0-              570
   Credit Corporation                                      1994         45,833           -0-             10,000              -0-

Ronald K. Earnest                                          1996       $105,098       $39,109                -0-           $9,392
   Director and Senior Vice President of                   1995         93,333        28,350                -0-            8,595
   the Company; President and Chief                        1994         87,083        14,696              4,950            8,183
   Executive Officer of the Anderson
   Bank; Director of Quick Credit
   Corporation

---------------------
(1) None of the named officers received perquisites or personal benefits that totaled in excess of the lesser of $50,000 or 10% of their respective salary plus bonus payments.
(2)      All other compensation for 1996 consisted of the following components:

                                                                    Earnings on            Company Contributions
                                       Split-Dollar                  Deferred             to Defined Contribution
    Name                              Life Insurance               Compensation                  Plans(1)

Mason Y. Garrett                           $8,660                    $10,463                       $4,104
James G. Bagnal, III                        8,325                        923                        3,964
Ronald K. Earnest                           4,925                        429                        4,038
William B. West                             6,550                      1,353                        3,535
Roy D. Little                                 -0-                      1,194                        3,632

(1) Comprised of contributions to the Company's 401K Plan as described under "Employee Benefit Plans -- Employee Savings Plan."

Employee Benefit Plans

         Stock Option Plans

         On December 14, 1987, the Board of Directors of the Company adopted the 1987 Stock Option Plan, which reserves 166,114 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1987 Stock Option Plan. The shareholders of the Company adopted the 1987 Stock Option Plan in April, 1988. Options under the 1987 Stock Option Plan may be either "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors. The Board of Directors selects the employees to receive grants under the 1987 Stock Option Plan and determines the number of shares covered by options granted under the 1987 Stock Option Plan. Options become exercisable in four equal annual installments, the first installment becoming exercisable one year after the date of grant. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. During 1996, no stock options were granted to the executive officers or to other employees of the Company pursuant to the 1987 Stock Option Plan. At December 31, 1996, options to purchase 163,725 shares were outstanding, 2,389 shares were available for grant, and 160,215 options were exercisable pursuant to the 1987 Stock Option Plan. These options have exercise prices ranging from $3.83 per share to $5.45 per share, with an average exercise price of $4.87 per share and ten-year terms expiring between December 1997 and April 2004. During 1996, options to purchase 28,174 shares were exercised by employees pursuant to the 1987 Stock Option Plan. The 1987 Stock Option Plan terminates December 14, 1997.

         On March 28, 1994, the Board of Directors of the Company adopted the 1994 Stock Option Plan, which reserves 188,783 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1994 Stock Option Plan. On April 26, 1994, the shareholders of the Company approved the 1994 Stock Option Plan. Options under the 1994 Stock Option Plan may be either "incentive stock options" within the meaning of the Code, or nonqualified stock options and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. At December 31, 1996, the Company had 186 full time employees. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors. The Board of Directors may set other terms for the exercise of the options but may not grant more than $100,000 of options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Board of Directors also selects the employees to receive grants under the 1994 Stock Option Plan and determines the number of shares covered by options granted under the 1994 Stock Option Plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. The 1994 Stock Option Plan will terminate on March 28, 2004, and no options will be granted thereunder after that date. Neither the Company nor the recipient of incentive stock options will have federal income tax consequences from the issuance or exercise of the options. Recipients of nonqualified options will recognize, as ordinary income, the difference between the fair market value of the optioned shares on the date of exercise and the exercise price for federal income tax purposes and the Company will be able to expense a like amount. Because of the discretion given to the Board of Directors in selecting the employees to whom grants of options will be made and the number of options granted, the benefits or amounts any individual might receive under the 1994 Stock Option Plan are not presently determinable. During 1996, options to purchase 26,912 shares were granted pursuant to the 1994 Stock Option Plan. Of such options to purchase shares, none were granted to executive officers. These options have exercise prices ranging from $4.99 per share to $14.97 per share, with an average exercise price of $9.63 per share and have ten year terms expiring between April, 2004 and April 2006. During 1996, options to purchase 5,462 shares were exercised by employees pursuant to the 1994 Stock Option Plan.

         The following tables present information about options granted to and exercised by persons named in the Summary Compensation Table during the year ended December 31, 1996, and about options held by such persons at December 31, 1996.

          OPTION EXERCISES AND YEAR END OPTIONS OUTSTANDING AND VALUES

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                Shares Acquired     Value               Options 12/31/96               Options 12/31/96(1)
Name                              on Exercise     Realized       Exercisable    Unexercisable     Exercisable      Unexercisable
----                            ---------------   --------       -----------    -------------     -----------      -------------

Mason Y. Garrett                       -              -             36,566              -0-        $225,978           $    -0-
James G. Bagnal, III                   -              -             21,071              -0-         140,754                -0-
Ronald K. Earnest                      -              -             19,592            3,009         149,328             19,980
Roy D. Little                          -              -              6,078            6,077          28,201             28,197
William B. West                        -              -             24,378              -0-         162,845                -0-

(1) The fair value of the stock has been estimated at $11.63 per share based on the last trade price of the Company's common stock on the NASDAQ on December 31, 1996.

         Employee Savings Plan

         Effective April 1, 1989, the Company adopted a tax deferred savings plan (the "401K Plan") in accordance with Section 401(k) of the Code, which covers substantially all of the Company's employees. The 401K Plan provides for voluntary contributions up to a maximum of 15% per year of any employee's gross earnings or the maximum permitted by the Code, whichever is less. In 1996, when a participant contributed at least 4% of his or her base salary to the 401K Plan, the Company matched the contribution up to a maximum of 3% of such participant's base salary. For 1997, the Company has raised its matching contribution to 4%. Participants are fully vested in both their contributions and the Company's contributions at all times. The Company's contributions to the plan were $103,360 in 1996. Amounts contributed by the Company pursuant to this plan are included in the cash compensation table above.

         Deferred Compensation Plan

         Effective January 1, 1989, the Company established a deferred compensation plan for its directors and certain executive officers whereby the director/officer may elect to defer fees/salaries until he/she retires. Amounts deferred under this plan accrue interest at the Anderson Bank's prime rate plus 1% (prime rate minus 1% if the executive officer terminates employment after less than five years). The deferred compensation plan is funded with life insurance policies which are payable to the Company in the event of the employee's death and which will accumulate a cash value equal to the amount of deferred compensation over time until the employee's retirement.

Insurance premium expense, net of accumulated cash surrender value, was a $1,311 benefit for the year ended December 31, 1996. Amounts deferred pursuant to this plan are included in the compensation table above.

         Life Insurance Plans

         In December 1988, the Anderson Bank commenced payments on split dollar life insurance policies on behalf of Mason Y. Garrett and William B. West, and the Spartanburg Bank commenced payments on a split dollar life insurance policy on behalf of James G. Bagnal, III. In December, 1992, the Anderson Bank commenced payments on a split dollar life insurance policy on behalf of Ronald
K. Earnest. In March, 1995, the Greenville Bank commenced payments on a split dollar life insurance policy on behalf of Frank W. Wingate. The split dollar life insurance policies provide that, in the event of the insured's death, his named beneficiary will receive the face amount of the policy, less the amount of premiums paid by the bank (which is paid to the bank). For Messrs. Garrett, West, Bagnal, Earnest, and Wingate, the face amount of such policies are $250,000, $240,000, $240,000, $240,000 and $240,000, respectively. The annual premiums for the policies on Messrs. Garrett, West, Bagnal, Earnest and Wingate are $8,660, $6,550, $8,325, $4,925, and $4,381, respectively.

         Employment Agreements

         The Company has entered into employment agreements with James G. Bagnal, III, a director and Senior Vice President of the Company and President and Chief Executive Officer of the Spartanburg Bank, Ronald K. Earnest, a director and Senior Vice President of the Company and President and Chief Executive Officer of the Anderson Bank, William B. West, a director and Senior Vice President and Chief Financial Officer of the Company, and Frank W. Wingate, Senior Vice President of the Company and President and Chief Executive Officer of the Greenville Bank. Each agreement provides that, upon (i) termination by the Company of such person's employment, other than for cause (as defined in the agreement) or physical or mental disability, or (ii) termination of employment by such person because of reduction in salary or benefits, transfer to different location or different duties, or significant change in status or responsibilities, then the Company will pay such person an amount ranging from one to two years salary. The amount is deemed to be severance pay and such person is not under any duty to mitigate damages in the event of any such termination. For purposes of determining the amount due such person upon the occurrence of such an event, the term "salary" will include all direct compensation plus an amount sufficient for him to obtain medical, disability and life insurance coverage equivalent to that provided by the Company plus any amounts contributed to the Company pension plan on his behalf by the Company. The principal purpose of the agreement is to protect such person against changes in pay or status resulting from changes in control of the Company as the consequence of a merger, consolidation or change in voting control of the Company.

                              CERTAIN TRANSACTIONS

         Certain of the officers, directors and principal shareholders (and their affiliates) of the Company were customers of, or had transactions with, the Company or its subsidiaries, including loans in the ordinary course of business during 1996. All loans or other extensions of credit made by the Company to officers, directors and principal shareholders of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, outstanding loans to officers, directors and principal shareholders of the Company and to affiliates of such persons totaled approximately $4,085,000. This amount represented approximately 22.4% of the Company's total shareholders' equity on that date.

         The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with officers, directors and principal shareholders (and their affiliates) of the Company.

         Harold A. Threlkeld, a director of the Company, is a lawyer and has provided legal services to the Company, Quick Credit Corporation and to the Anderson Bank in the past year. The Company, Quick Credit Corporation and the Anderson Bank expect to continue to use the services of Mr. Threlkeld in the future.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion during 1996.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1997, subject to ratification by the shareholders. KPMG Peat Marwick LLP has served as independent auditors for the Company and its subsidiaries since April 10, 1991. KPMG Peat Marwick LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

         A representative of KPMG Peat Marwick LLP will be present at the 1997 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of KPMG Peat Marwick LLP is also expected to respond to appropriate questions from shareholders.

         All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of KPMG Peat Marwick LLP for the fiscal year ending December 31, 1997.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         The Company, upon request and without charge, will provide shareholders with copies of its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. Shareholders should direct their requests to: First United Bancorporation, 304 North Main Street, Anderson, South Carolina 29621, attention: Cynthia Reaber.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Mason Y. Garrett
                                    President
Anderson, South Carolina
April 4, 1997

APPENDIX - FORM OF PROXY

                           FIRST UNITED BANCORPORATION
 PROXY                      Anderson, South Carolina
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 22, 1997

     J. Berry Garrett and William B. West, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First United Bancorporation held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 22, 1997, and at any adjournment thereof, as follows:

1.  ELECTION OF     [ ] FOR all nominees listed    [ ]  WITHHOLD AUTHORITY
    DIRECTORS.          below                           to vote for all nominees
                                                        listed below

                  [ ] WITHHOLD  AUTHORITY only on the following nominees:_______
                      __________________________________________________________
NOMINEES:
     For terms to expire in 1998: James G. Bagnal, III, Ronald K. Earnest,
                                  Frank W. Wingate and J. Donald King, Sr.
     For terms to expire in 1999: Donald C. Roberts, M.D., G. Weston Nalley
     For terms to expire in 2000: Mason Y. Garrett, Dan C. Breeden, Jr.,
                                  T. Ree McCoy, Jr. and Robert V. Pinson

2. PROPOSAL TO RATIFY APPOINTMENT OF KPMG PEAT MARWICK LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

     [ ]  FOR              [ ]  AGAINST               [ ] ABSTAIN

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:____________, 1997     ---------------------------------------------------
      Month    Day                          Signature of Shareholder

                             ---------------------------------------------------
                             Signature of Other Shareholder(s) (if held jointly)

                            ----------------------------------------------------
                                  Print or type name(s) of Shareholder(s)



THIS PROXY IS SOLICITED ON BEHALF OF FIRST UNITED BANCORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.